                                                                     EXHIBIT 5.1

               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

June 17, 2004

Targeted Genetics Corporation
1100 Olive Way, Suite 100
Seattle, Washington 98101


RE: REGISTRATION STATEMENT ON FORM S-8 FOR THE TARGETED GENETICS CORPORATION 1999 STOCK OPTION PLAN

Ladies and Gentlemen:


We have acted as counsel to Targeted Genetics Corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, that the Company is filing with the Securities and Exchange Commission with respect to 6,000,000 additional shares of common stock, par value $0.01 per share (the "Shares"), issuable under the Targeted Genetics Corporation 1999 Stock Option Plan, as amended and restated March 22, 2004 (the "1999 Plan").

We have examined the Registration Statement and such instruments, documents, certificates and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on and subject to the foregoing, we are of the opinion that, upon (i) exercise of options to purchase shares granted under the 1999 Plan, (ii) issuance and sale of such Shares upon such exercise in accordance with the terms of the 1999 Plan and (iii) receipt of consideration for such Shares in accordance with the terms of the 1999 Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,


/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP